AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of January 27, 1998 ("Agreement"), is among Interchange Financial Services Corporation, a corporation chartered under the laws of the State of New Jersey ("Interchange"), Interchange State Bank, a commercial bank chartered under the laws of the State of New Jersey and subsidiary of Interchange ("Bank"), and The Jersey Bank For Savings, a savings bank chartered under the laws of the State of New Jersey ("Jersey").

      WHEREAS, Interchange and Bank desire to acquire Jersey and Jersey's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Jersey and its stockholders, each of the Board of Directors of Jersey, Interchange and Bank have duly adopted and approved this Agreement and the Board of Directors of Jersey has directed that it be submitted to its shareholders for approval;

      WHEREAS, the acquisition will be accomplished by merging Jersey into Bank with Bank as the surviving bank, and Jersey shareholders receiving the consideration hereinafter set forth; and

      WHEREAS, simultaneously with the execution of this Agreement, Jersey is issuing an option to Interchange to purchase 126,950 shares of the authorized and unissued Jersey Common Stock (as hereafter defined) at an option price of $18.75 per share, subject to the terms and conditions set forth in the Stock Option Agreement (the "Interchange Stock Option").

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

ARTICLE 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.6), Jersey shall be merged with and into Bank under the charter of Bank (the "Merger") in accordance with the New Jersey Banking Act of 1948, as amended (the "Act"), and Bank shall be the surviving bank (the "Surviving Bank"). Attached hereto as Exhibit A is a list of the addresses of the principal office and branch office of Jersey. Attached hereto as Exhibit B is a list of the addresses of the principal office and branch offices of each of Bank and the Surviving Bank and the names of the officers and directors of the Surviving Bank.

ARTICLE 1.2 Effect of the Merger. At the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of Jersey and Bank and thereupon and thereafter, all the property, rights, powers and franchises of each of Jersey and Bank shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Jersey and Bank and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank.

ARTICLE 1.3 Certificate of Incorporation. The Certificate of Incorporation of Bank as it exists immediately prior to the Effective Time shall continue as the Certificate of Incorporation of the Surviving Bank, as set forth in Schedule 1.3, until otherwise amended as provided by law.

ARTICLE 1.4 Bylaws. The Bylaws of Bank as they exist immediately prior to the Effective Time shall continue as the Bylaws of the Surviving Bank until otherwise amended as provided by law.

ARTICLE 1.5 Directors and Officers. The directors and officers of Bank as of the Effective Time shall continue as the directors and officers of the Surviving Bank. Subject to all applicable regulatory approvals, Richard A. Gilsenan ("Gilsenan") and Arthur R. Odabash ("Odabash") (if Gilsenan and/or Odabash dies prior to the Closing, the Board of Directors of Jersey, subject to the concurrence of Interchange and subject to all applicable regulatory approvals, may appoint a person to replace the dead person) shall each be designated a director of the Surviving Bank to hold office until the next annual meeting and, at such meeting, Gilsenan and Odabash shall each be nominated for an additional one-year term, and at the first annual meeting following the next annual meeting, Odabash shall be nominated to an additional one-year term. Further, subject to all applicable regulatory approvals, Gilsenan and Odabash shall each be designated a director of Interchange to hold office until the next annual meeting, and at such meeting, Gilsenan shall be nominated for an additional one-year term and Odabash shall be nominated for an additional two-year term.

ARTICLE 1.6 Effective Time and Closing. The Merger shall become effective (and be consummated) upon approval by the Commissioner of Banking and Insurance of the State of New Jersey (the "Commissioner") and the Board of Governors of the Federal Reserve System ("FRB"). Each application for approval shall be filed by Bank with the approval of Jersey, which approval shall not be unreasonably withheld or delayed. The first calendar month end after such approvals have been completed shall be the "Effective Time". A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., on a day mutually agreed to by Interchange and Jersey within thirty (30) days following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of the conditions to the consummation of the Merger specified in Article
ARTICLE 6 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), but not later than the last day of the calendar month in which the last received of the foregoing is received, at the principal office of Interchange, or at such other place, time or date as Bank and Jersey may mutually agree upon.

ARTICLE 1.7 Capital Stock. As of September 30, 1997, Jersey had capital of $6,051,567, divided into 436,435 shares of common stock, each of $5.00 par value, 75,525 shares of preferred stock, each of $5.00 par value, $2,550,152 of surplus, and undivided profits of $941,615. As of September 30, 1997, Bank had capital of $45,954,001, divided into 1,151,400 shares of common stock, each of $2.50 par value, $15,658,890 of surplus, and $26,950,761 of undivided profits. At the Effective Time, the amount of capital stock of Bank shall be $52,005,568, divided into 1,151,400 shares of common stock, each of $2.50 par value, and Bank shall have a surplus of $18,209,042 and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of Bank and Jersey as stated in the preceding two sentences, adjusted however, for earnings and expenses and dividends declared and paid by Jersey between September 30, 1997 and the Effective Time.

ARTICLE 1.8 Jersey's Employees. Any employee of Jersey who becomes an employee of the Surviving Bank as a result of the Merger shall be entitled to participate in the compensation and benefit plans of the Surviving Bank on the same basis as persons (not employed by the Surviving Bank) of comparable experience who are hired by the Surviving Bank. This Section 1.8 shall not provide any employee of Jersey any right of employment with the Surviving Bank or any right to any particular seniority or position.

                                   ARTICLE 2

                           CONVERSION OF JERSEY SHARES

ARTICLE 2.1 Conversion of Jersey Preferred Stock. Within 60 days after the execution of this Agreement by the parties, each holder of preferred stock, par value $5.00 per share, of Jersey ("Jersey Preferred Stock"), shall enter into a written agreement with Jersey, in the form attached hereto as Exhibit C (the "Conversion Agreement"), providing that such holder of Jersey Preferred Stock shall convert each of its shares of Jersey Preferred Stock into .8695 shares of Jersey Common Stock (hereinafter defined), effective immediately prior to the conversion of Jersey Common Stock pursuant to Section 2.2 (so that the number of shares of Jersey Common Stock eligible for conversion pursuant to Section 2.2 shall include the

Jersey Common Stock arising from the conversion of the Jersey Preferred Stock), in accordance with the Jersey's Certificate of Amendment to its Certificate of Incorporation filed with the New Jersey Department of Banking on May 14, 1993, which authorized the issuance of the Jersey Preferred Stock and set forth its terms. Attached hereto as Exhibit D is a true and complete list of the holders of record of Jersey Preferred Stock as of the date hereof, in each case specifying the number of shares of Jersey Preferred Stock held by such holder and the record address of such holder.

ARTICLE 2.2 Conversion of Jersey Common Stock. Each share of common stock, par value $5.00 per share, of Jersey ("Jersey Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Jersey Common Stock retired pursuant to Section 2.6 and Dissenting Shares as defined in
Section 2.4) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

(a) Exchange Ratio. Subject to the provisions of this Section 2.2, each share of Jersey Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares of Jersey Common Stock retired pursuant to Section 2.6 and Dissenting Shares) shall be converted at the Effective Time into the right to receive one (1) share (the "Exchange Ratio") of common stock, no par value, of Interchange ("Interchange Common Stock").

(b) Fractional Shares; Average Closing Price. No fractional shares of Interchange Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made based on the Average Closing Price. The Average Closing Price of Interchange Common Stock shall mean the Average Price (as hereinafter defined) calculated based upon the Closing Price (as hereinafter defined) of Interchange Common Stock during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The Closing Price shall mean the closing price of Interchange Common Stock as supplied by the American Stock Exchange ("AMEX") and published in The Wall Street Journal during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The Average Price shall be determined by taking the average of Closing Prices in the 20 day period. A trading day shall mean a day for which a Closing Price is so supplied and published.

(c) Capital Changes. If between the date of this Agreement and the Effective Time the outstanding shares of Interchange Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares.

(d) Cancellation of Jersey Certificates. After the Effective Time, each such share of Jersey Common Stock shall no longer be outstanding and shall automatically be cancelled and each of the certificates (the "Certificates") previously evidencing any such shares of Jersey Common Stock outstanding immediately prior to the Effective Time (other than shares of Jersey Common Stock retired pursuant to Section 2.6 and Dissenting Shares) shall thereafter represent the right to receive the consideration pursuant to Section (a) and (b) hereof. The holders of the Certificates shall cease to have any rights with respect to such shares of Jersey Common Stock except as otherwise provided herein or by law. The Certificates shall be exchanged for certificates evidencing shares of Interchange Common Stock issued pursuant to this Article
ARTICLE 2, upon the surrender of such Certificates in accordance with this Article ARTICLE 2.

(e) Jersey Stock Options. At the Effective Time, each outstanding option to purchase Jersey Common Stock (a "Jersey Option") granted under the stock option plan for certain executives of Jersey (the "Jersey Option Plan") shall be converted into the right to receive immediately after the Effective Time a number of whole shares of Interchange Common Stock which is the quotient obtained by dividing: the excess of (x) the product obtained by multiplying (i) the number of shares of Jersey Common Stock covered by the Jersey Option, times
(ii) the Exchange Ratio (as adjusted), times (iii) the Average Closing Price, less (y) the aggregate exercise price for the Jersey Option; by the Average Closing Price. No fractional shares of Interchange Common Stock shall be issued pursuant to this Section 2.2(e)(ii), and in lieu thereof, each optionee who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Closing Price.

ARTICLE 2.3 Exchange of Shares.

(a) Jersey and Interchange hereby appoint Continental Stock Transfer or such other institution as Interchange shall designate (the "Exchange Agent") as the Exchange Agent for purposes of effecting the conversion of Jersey Common Stock and Jersey Options. All fees and expenses of the Exchange Agent shall be paid by Interchange. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (a "Record Holder") of a Certificate or Certificates, a mutually agreed upon letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for Interchange Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificate the consideration as provided in Section 2.2 hereof and the Certificates so surrendered shall be cancelled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificate for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by Interchange. Notwithstanding the time of surrender of the Certificates, Record Holders (other than holders of Dissenting Shares) shall be deemed shareholders of Interchange for all purposes from the Effective Time, except that Interchange shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for Interchange Common Stock. (Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.) With respect to each outstanding Jersey Option, Clyde C. Britt ("Britt") and William C. Ledgerwood ("Ledgerwood") shall receive the number of shares of Interchange Common Stock determined pursuant to Section 2.2(e).

(b) After the Effective Time, there shall be no transfers on the stock transfer books of Jersey of the shares of Jersey Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the consideration pursuant to Section 2.2 hereof.

(c) If payment of the consideration pursuant to Section 2.2 hereof is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d) No certificates or scrip evidencing fractional shares of Interchange Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Interchange. Cash shall be paid in lieu of fractional shares of Interchange Common Stock, based upon the Average Closing Price of Interchange Common Stock.

ARTICLE 2.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, (i) any holder of Jersey Common Stock and (ii) any holder of Jersey Preferred Stock who has timely executed and delivered to Interchange, the Conversion Agreement, shall have the right to dissent to the extent offered to a merging capital savings bank under the Act, and if all necessary requirements of the Act are met, such shares shall be entitled to payment in cash from Bank of the fair value of such shares as determined in accordance with the Act; provided, however, that each holder of Jersey Preferred Stock entitled to dissenters' rights hereunder shall be treated as though all his, her or its shares of Jersey

Preferred Stock have been converted into Jersey Common Stock (in accordance with the Conversion Agreement), solely for the purpose of ascertaining the extent of such Jersey Preferred Stockholder's dissenters' rights hereunder. All shares of Jersey Common Stock, including all shares of Jersey Common Stock which have been deemed, pursuant to this Section 2.4, to be issued to the holders of Jersey Preferred Stock who have dissenters' rights as a result of their respective timely execution and delivery of the Conversion Agreement, as to which the holder properly exercises dissenters' rights in accordance with the Act shall constitute "Dissenting Shares" unless and until such rights are waived by the party initially seeking to exercise such rights.

ARTICLE 2.5 Bank Common Stock. The shares of common stock of Bank outstanding immediately prior to the Effective Time shall not be affected by the Merger but shall be the same number of shares of the Surviving Bank.

ARTICLE 2.6 Certain Jersey Shares Returned. Each share of Jersey Common Stock that is either (a) owned by Interchange or any direct or indirect wholly-owned subsidiary of Interchange (other than shares held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity and shares held as collateral or in lieu of a debt previously contracted) or (b) held in the treasury of Jersey shall be cancelled and retired and no capital stock of Interchange, cash or other consideration shall be paid or delivered in exchange therefor.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF JERSEY

      References herein to "Jersey Disclosure Schedule" shall mean all of the disclosure schedules required by this Article 3, dated as of the date hereof and referenced to the specific sections and subsections of Article ARTICLE 3 of this Agreement. Jersey hereby represents and warrants to Interchange and Bank as follows:

ARTICLE 3.1 Organization.

      (a) Jersey is a New Jersey savings bank whose deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law. Jersey is duly organized, validly existing and in good standing under the laws of the State of New Jersey. Jersey has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Jersey.

      (b) The Jersey Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws of Jersey as in effect on the date hereof. Except as set forth in the Jersey Disclosure Schedule, Jersey does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except real estate used for its banking premises.

ARTICLE 3.2 Capitalization. The authorized capital stock of Jersey consists of 2,000,000 shares of Jersey Common Stock and 300,000 shares of Jersey Preferred Stock. As of September 30, 1997, (i) 436,435 shares of Jersey Common Stock and 75,525 shares of Jersey Preferred Stock were issued and outstanding, (ii) 16,600 shares of Jersey Common Stock were issuable upon exercise of current stock options granted pursuant to the Jersey Stock Option Plan, (iii) 65,669 shares of Jersey Common Stock were issuable upon the conversion of the Jersey Preferred Stock and (iv) no shares are held in the treasury of Jersey. All issued and outstanding shares of Jersey Common Stock and Jersey Preferred Stock have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights. Since September 30, 1997, to and including the date of this Agreement no additional shares of Jersey Common Stock or Jersey Preferred Stock have been issued except in connection with the exercise of options issued under the Jersey Option Plan, the conversion of Jersey Preferred Stock into Jersey Common Stock or shares issued under Jersey's Dividend Reinvestment and Stock Purchase Plan (the "Jersey DRIP"). The authorized but unissued shares of the capital stock of Jersey are not subject to pre-emptive rights. Except for: the options granted under the Jersey Option Plan prior to September 30, 1997; the Interchange Stock Option; the Jersey Preferred Stock; and the Jersey DRIP, Jersey does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Jersey or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

ARTICLE 3.3 Authority; No Violation.

      (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Jersey, and subject to the parties obtaining all necessary regulatory approvals, Jersey has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Jersey. Except for the approvals described in paragraph
(b) below, no other corporate proceedings on the part of Jersey are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Jersey and constitutes the valid and binding obligation of Jersey, enforceable against Jersey in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by Jersey, nor the consummation by Jersey of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Jersey with any of the terms or provisions hereof, will (i) violate any provision of Jersey's Certificate of Incorporation or other governing instrument or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Jersey or any of its properties or assets, or (iii) except as set forth in the Jersey Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Jersey under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Jersey is a party, or by which it or any of its properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Jersey, or the ability of Jersey to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the third parties listed in the Jersey Disclosure Schedule, the Commissioner, the Securities and Exchange Commission (the "SEC"), and the stockholders of Jersey, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Jersey in connection with (x) the execution and delivery by Jersey of this Agreement and (y) the consummation by Jersey of transactions contemplated hereby.

ARTICLE 3.4 Financial Statements.

      (a) The Jersey Disclosure Schedule sets forth copies of the statements of condition of Jersey as of December 31, 1994, 1995 and 1996, and the related statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1994 through 1996, in each case accompanied by the audit report of Arthur Anderson, LLP, independent public accountants with respect to Jersey, Jersey's unaudited comparative statements of condition and related comparative statements of operations for the periods ended March 31, June 30, and September 30, 1997, as provided to the shareholders of Jersey and Jersey's call reports for the periods ended March 31, June 30, and

September 30, 1997, as filed with the FDIC (collectively, the "Jersey Financial Statements"). The Jersey Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved (except as approved by such independent public accountants and disclosed therein), and fairly present the financial condition of Jersey as of the respective dates set forth therein, and the related statements of income, stockholders' equity and cash flows fairly present the results of the operations, stockholders' equity and cash flows of Jersey for the respective periods set forth therein, except for any year-end adjustment(s) which, alone or in the aggregate, do not materially impair the fair presentation of the financial condition of Jersey as of the respective dates of such prior Jersey Financial Statements as are affected by any such adjustment, and which, alone or in the aggregate, do not result in the presentation of a material adverse financial condition of Jersey as of the respective dates of such prior Jersey Financial Statements.

      (b) The books and records of Jersey have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

      (c) Except as and to the extent reflected, disclosed or reserved against in the Jersey Financial Statements (including the notes thereto), as of September 30, 1997 Jersey did not have and does not have, as the case may be, any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of Jersey. Since September 30, 1997 and to the date hereof, Jersey has not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, and except as specifically contemplated by this Agreement or relating to other matters disclosed in this Agreement.

      (d) As of September 30, 1997, Jersey had stockholder's equity of $6,051,567, consisting of 436,435 shares of common stock, each of $5.00 par value, 75,525 shares of preferred stock, each of $5.00 par value, $2,550,152 of surplus, and undivided profits of $941,615. Without limiting or qualifying the materiality of any other representation, warranty or covenant in this Agreement, the representations contained in this paragraph 3.4(d) were a material inducement to Interchange in determining the Exchange Ratio and if these numbers were inaccurate when made and such inaccuracy is material, Interchange shall have the right to terminate this Agreement due to material breach of a representation by Jersey.

ARTICLE 3.5 Financial Advisor; Broker's and Other Fees. Jersey has retained Capital Consultants of Princeton, Inc. ("Financial Advisor") to render a fairness opinion. Neither Jersey nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Except as set forth in the Jersey Disclosure Schedule, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Jersey.

ARTICLE 3.6 Absence of Certain Changes or Events.

      (a) Except as set forth in the Jersey Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of Jersey since September 30, 1997, and to the best of Jersey's knowledge, no facts or conditions exist which Jersey believes will cause or is likely to cause such a material adverse change in the future.

      (b) Except as set forth in the Jersey Disclosure Schedule, Jersey has not taken or permitted any of the actions set forth in Section 5.2 hereof between September 30, 1997 and the date hereof and Jersey has conducted its business only in the ordinary course, consistent with past practice.

ARTICLE 3.7 Legal Proceedings. Except as disclosed in the Jersey Disclosure Schedule, Jersey is not a party to any, and Jersey has received no notice of any pending or, to the best of Jersey's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Jersey or against any present or former Jersey officer or director in their capacity as a Jersey officer or director. Except as disclosed in the Jersey Disclosure Schedule, Jersey is not a party to any material order, judgment or decree entered against Jersey in any lawsuit or proceeding.

ARTICLE 3.8 Taxes and Tax Returns.

      (a) Jersey has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. Jersey has established (and until the Effective Time will establish) on its books and records reserves that it reasonably believes are adequate for the payment of all federal, state and local taxes not yet due and payable, but are anticipated to be incurred in respect of Jersey through the Effective Time. Except as set forth in the Jersey Disclosure Schedule, the federal income tax returns of Jersey have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the Jersey Disclosure Schedule, the applicable state income tax returns of Jersey have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of Jersey, there are no audits or other administrative or court proceedings presently pending, or claims asserted, for taxes or assessments upon Jersey nor has Jersey given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax Returns.

      (b) Except as set forth in the Jersey Disclosure Schedule, Jersey has not requested any extension of time within which to file any tax Return which Return has not since been filed, is not a party to any agreement providing for the allocation or sharing of taxes, is not required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by Jersey (nor does Jersey have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

ARTICLE 3.9 Employee Benefit Plans.

(a) Except as set forth in the Jersey Disclosure Schedule, Jersey does not maintain or contribute to any "employee pension benefit plan", within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan", within the meaning of Section 3(1) of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Jersey has not, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

(b) Except with respect to customary health and disability benefits, there are no unfunded benefits obligations which are not accounted for by reserves shown on the Jersey Financial Statements and established under generally accepted accounting principles, or otherwise noted on such Jersey Financial Statements.

(c) Except as agreed to by Interchange in writing or set forth in the Jersey Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Jersey to severance pay or any similar payment or (ii) accelerate the time of payment, vesting, or increase the amount, of any compensation due to any current or former employee of Jersey under any Jersey benefit plan.

(d) No officer, director, employee or agent (or former officer, director, employee or agent) of Jersey is entitled now, or will be entitled as a consequence of this Agreement or the Merger, to any payment or benefit from Jersey, Interchange or Bank which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

ARTICLE 3.10 Reports.

(a) Each communication mailed by Jersey to all of its stockholders since January 1, 1994, and each annual, quarterly or special report, and proxy statement, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

(b) Jersey has, since January 1, 1994, duly filed with the FDIC in correct form the quarterly and annual reports required to be filed under applicable laws and regulations, and Jersey promptly will deliver or make available to Interchange accurate and complete copies of such reports. The Jersey Disclosure Schedule lists all examinations of Jersey conducted by either the FDIC or the New Jersey Department of Banking since January 1, 1994 and the dates of any responses thereto submitted by Jersey.

ARTICLE 3.11 Jersey Information. The information relating to Jersey to be contained in the Proxy Statement/Prospectus (as defined in Section (a) hereof) to be delivered to stockholders of Jersey, including all holders of the Jersey Preferred Stock who have timely executed and delivered the Conversion Agreement, in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, as of the date the Proxy Statement/Prospectus is mailed to stockholders of Jersey, and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information relating to Jersey in the Registration Statement (as defined in Section (a) hereof), as of the date of the filing thereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 3.12 Compliance with Applicable Law.

(a) General. Except as set forth in the Jersey Disclosure Schedule, to the best of Jersey's knowledge, Jersey holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under and pursuant to each, and has complied with and is not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Jersey (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Jersey). Further, except as set forth in the Jersey Disclosure Schedule, Jersey has not received notice of violation of, nor does it know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Jersey) of, any of he above.

(b) CRA. Without limiting the foregoing, except as set forth in the Jersey Disclosure Schedule, to the best of Jersey's knowledge, Jersey has complied in all respects with the Community Reinvestment Act ("CRA"). Further, without limiting the foregoing, except as set forth in the Jersey Disclosure Schedule, Jersey has received a CRA rating of "satisfactory" as of its last examination and Jersey has not received any written notice from any persons asserting that such person would object to the consummation of this Merger due to the CRA performance of or rating of Jersey.

(c) BSA. Without limiting the foregoing, except as set forth in the Jersey Disclosure Schedule, to the best of Jersey's knowledge, Jersey has complied in all material respects with the Bank Secrecy Act ("BSA"), including all regulations and filing requirements related thereto, and Jersey has implemented appropriate procedures to maintain compliance with the BSA.

ARTICLE 3.13 Certain Contracts.

(a) Except as disclosed in the Jersey Disclosure Schedule, Jersey is not a party to and is not bound by any contract or understanding (whether written or, to the best of its knowledge, oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. The Jersey Disclosure Schedule sets forth true and correct copies of all written employment agreements or termination agreements with officers, employees, directors, or consultants to which Jersey is a party.

(b) Except as disclosed in the Jersey Disclosure Schedule and except for loan documents relating to existing loans (other than loans which impose a material burden on Jersey which is not usual and customary) where the loan evidenced by such documents is not in default, (i) as of the date of this Agreement, Jersey is not a party to and is not bound by any commitment, agreement or other instrument which is material to the business operations, assets or financial condition of Jersey, (ii) no commitment, agreement or other instrument to which Jersey is a party or by which it is bound limits the freedom of Jersey to compete in any line of business or with any person, and (iii) Jersey is not a party to any collective bargaining agreement.

(c) Except as disclosed in the Jersey Disclosure Schedule, to the best of Jersey's knowledge, neither Jersey, nor any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan agreement or other commitment or arrangement.

ARTICLE 3.14 Properties and Insurance.

(a) Jersey has good and, as to owned real property, if any, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Jersey's balance sheet as of December 31, 1996, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1996), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith,
(iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Jersey taken as a whole and (iv) with respect to owned real property, if any, title imperfections noted in title reports delivered to Interchange prior to the date hereof. Jersey, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control, in all material respects, all real property leased by it, as presently occupied, used, possessed and controlled by it. The Jersey Disclosure Schedule sets forth true and correct copies of all written leases of real property used by Jersey to conduct its businesses.

(b) The Jersey Disclosure Schedule lists all policies of insurance and bonds covering business operations and insurable properties and assets of Jersey, all risks insured against, and the amount thereof and deductibles relating thereto. Except as set forth in the Jersey Disclosure Schedule, as of the date hereof, Jersey has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and neither of them is in default in any material respect under such policy or bond, and, to the best of Jersey's knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

ARTICLE 3.15 Minute Books. The minute book of Jersey contains accurate records of all meetings held by and other corporate action taken by its stockholders and Board of Directors (including committees of its Board of Directors).

ARTICLE 3.16 Environmental Matters. Except as disclosed in the Jersey Disclosure Schedule, Jersey has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Jersey (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Jersey. Except as disclosed in the Jersey Disclosure Schedule, Jersey has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Jersey in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

      ARTICLE 3.17 Reserves. The allowance for possible loan and lease losses in the September 30, 1997 Jersey Financial Statements was adequate at the time based upon past loan loss experiences and potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

ARTICLE 3.18 Disclosure. There are no material facts concerning the business, operations, assets or financial condition of Jersey which have not been disclosed to Interchange which would have a material adverse effect on the business, operations or financial condition of Jersey. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading. Where this Agreement refers to the knowledge of Jersey, such reference shall be deemed to be the actual knowledge of the President and Chief Financial Officer of Jersey. Where a matter has been disclosed in one section of the Jersey

Disclosure Schedule, such matters shall be deemed to have been disclosed with respect to each warranty and representation of Jersey in this Agreement. Such limitation with respect to the scope of knowledge in the preceding sentence shall not be understood to release any person from claims arising outside this Agreement.

ARTICLE 3.19 Duration of Warranties. All representations and warranties of Jersey under this Agreement shall survive for a period of four (4) years from the date of this Agreement, and shall thereafter expire and be of no further force or effect.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                             OF BANK AND INTERCHANGE

      References herein to the "Interchange Disclosure Schedule" shall mean all of the disclosure schedules required by this Article 4, dated as of the date hereof and referenced to the specific sections and subsections of Article 4 of this Agreement, which have been delivered on the date hereof by Interchange to Jersey. Interchange hereby represents and warrants to Jersey as follows:

ARTICLE 4.1 Corporate Organization.

(a) Interchange is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Interchange has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Interchange or any of its Subsidiaries (defined below). Interchange is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

(b) Each of the Subsidiaries of Interchange are listed in the Interchange Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to Interchange means any corporation, joint venture, association, partnership, trust or other entity in which Interchange has, directly or indirectly, at least a 50 percent interest or acts as a general partner, including without limitation, Bank. Each Subsidiary of Interchange is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. Bank is a New Jersey commercial bank whose deposits are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Each Subsidiary of Interchange has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Interchange or any of its Subsidiaries. The Interchange Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws of Bank as in effect on the date hereof.

ARTICLE 4.2 Capitalization. The authorized capital stock of Interchange consists of 10,000,000 shares of Interchange Common Stock. As of September 30, 1997, (i) 4,224,909 shares of Interchange Common Stock were issued and outstanding, including 20,476 shares of restricted stock issued under the Interchange Stock Option and Incentive Plan of 1997 ("Interchange Stock Option and Incentive Plan"), (ii) 96,772 shares of Interchange Common Stock were issuable upon exercise of current stock options granted pursuant to the Interchange Stock Option and Incentive Plan and (iii) 89,350 shares were issued and held in treasury. Since September 30, 1997, to and including the date of this Agreement, no additional shares of Interchange Common Stock have been issued except in connection with the exercise of options granted under the Interchange Stock Option and Incentive Plan or grants of restricted stock under the Interchange Stock Option and Incentive Plan. All issued and outstanding shares of Interchange Common Stock, and all issued and outstanding shares of capital stock of Interchange's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of Interchange's Subsidiaries are owned by Interchange free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for options or other awards granted pursuant to the Interchange Stock Option and Incentive Plan, neither Interchange nor any of Interchange's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Interchange or Interchange's Subsidiaries or any securities representing the right to purchase or subscribe to any such shares, and there are no agreements or understandings with respect to voting of any such shares.

ARTICLE 4.3 Authority; No Violation.

(a) Interchange and Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Interchange and Bank. Except for the approval of Interchange as a shareholder of Bank and as required by the AMEX listing rules for the listing of shares of Interchange Common Stock, no other corporate proceedings on the part of Interchange and Bank are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Interchange and Bank and constitutes a valid and binding obligation of Interchange and Bank, enforceable against Interchange and Bank in accordance with its terms.

(b) Neither the execution or delivery of this Agreement nor the consummation by Interchange and Bank of the transactions contemplated hereby in accordance with the terms hereof, will violate any provision of the Certificate of Incorporation or other governing instrument or Bylaws of Interchange or Bank, assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Interchange or Bank or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Interchange or Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Interchange or Bank is a party, or by which Interchange or Bank or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Interchange and Interchange's Subsidiaries on a consolidated basis, or the ability of Interchange and Bank to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Commissioner, FRB, the SEC, applicable state securities bureaus or commissions, and the AMEX, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Interchange or Bank in connection with (a) the execution and delivery by Interchange or Bank of this Agreement and (b) the consummation by Interchange of the Merger and the other transactions contemplated hereby. To the best of Interchange's knowledge, no fact or condition exists which Interchange has reason to believe will prevent it or Bank from obtaining the aforementioned consents and approvals within the time frame contemplated hereby.

ARTICLE 4.4 Financial Statements.

(a) Interchange has previously delivered to Jersey copies of the consolidated (of Interchange and its Subsidiaries) statements of financial condition as of December 31, 1994, 1995 and 1996, the related consolidated statements (of Interchange and its Subsidiaries) of income, changes in stockholders' equity and of cash flows for the periods ended December 31 in each of the three fiscal years 1994 through 1996, in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to Interchange, and the unaudited consolidated (of Interchange and its Subsidiaries) statements of condition as of March 31, June 30, and September 30, 1997 and the related unaudited consolidated (of Interchange and its Subsidiaries) statements of income, changes in stockholders' equity and cash flows for the three months then ended as reported in Interchange's Quarterly Reports on Form 10-Q, filed with the SEC under the Securities and Exchange Act of 1934, as amended (the "1934 Act") (collectively, the "Interchange Financial Statements"). The Interchange Financial Statements (including the related notes), have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present the consolidated financial position of Interchange and its Subsidiaries as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and of cash flows of Interchange and its Subsidiaries for the respective fiscal periods set forth therein, except for any year-end adjustment(s) which, alone or in the aggregate, do not materially impair the fair presentation of the financial condition of Interchange and its Subsidiaries, taken as a whole, as of the respective dates of such prior Interchange Financial Statements as are affected by any such adjustment, and which, alone or in the aggregate, do not result in the presentation of a material adverse financial condition of Interchange and its Subsidiaries, taken as a whole, as of the respective dates of such prior Interchange Financial Statements.

(b) The books and records of Interchange and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

(c) Except as and to the extent reflected, disclosed or reserved against in the Interchange Financial Statements (including the notes thereto), as of September 30, 1997 neither Interchange nor any of its Subsidiaries had or has, as the case may be, any obligation or liability, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of Interchange or any of its Subsidiaries. Since September 30, 1997, neither Interchange nor any of its Subsidiaries have incurred any liabilities, except in the ordinary course of business and consistent with prudent banking practice.

ARTICLE 4.5 Brokerage and Other Fees. Other than McConnell, Budd & Downes, Inc., neither Interchange nor Bank nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

ARTICLE 4.6 Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of Interchange and Interchange's Subsidiaries on a consolidated basis since September 30, 1997 and to the best of Interchange's knowledge, no fact or condition exists which Interchange believes will cause or is likely to cause such a material adverse change in the future.

ARTICLE 4.7 Interchange Information. The information relating to Interchange, its Subsidiaries, this Agreement and the transactions contemplated hereby in the Proxy Statement/Prospectus (as defined in Section (a) hereof), as of the date of the mailing of the Proxy Statement/Prospectus, and up to and including the date of the meeting of stockholders of Jersey to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information relating to Interchange, its Subsidiaries, this Agreement and the transactions contemplated hereby in the Registration Statement (as defined in Section (a) hereof), as of the date of the filing thereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 4.8 Capital Adequacy. At the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, Interchange and Bank will have sufficient capital to satisfy all applicable regulatory capital requirements.

ARTICLE 4.9 Interchange Common Stock. At the Effective Time, the Interchange Common Stock to be issued pursuant to the terms of Section 2.2, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Interchange.

ARTICLE 4.10 Legal Proceedings. Except as disclosed in the Interchange Disclosure Schedule, neither Interchange nor any of its Subsidiaries is a party to any, and there are no material pending or, to the best of Interchange's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Interchange or any of its Subsidiaries which, if decided adversely to Interchange, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of Interchange and its Subsidiaries on a consolidated basis or on the unconsolidated business, operations, assets or financial condition of Bank. Except as disclosed in the Interchange Disclosure Schedule, neither Interchange nor any of Interchange's Subsidiaries is a party to any order, judgment or decree entered against Interchange or any such Subsidiary in any lawsuit or proceeding which would have a material adverse affect on the business, operations, assets or financial condition of Interchange and its Subsidiaries on a consolidated basis.

ARTICLE 4.11 Taxes and Tax Returns. Interchange and each of its Subsidiaries has duly filed (and until the Effective Time will so file) all Returns required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. Interchange and each of its Subsidiaries have established (and until the Effective Time will establish) on its books and records reserves that it reasonably believes are adequate for the payment of all federal, state and local taxes not yet due and payable, but anticipated to be incurred in respect of Interchange and its Subsidiaries through the Effective Time. No deficiencies exist or have been asserted based upon the federal or state income tax returns of Interchange and Bank. To the best knowledge of Interchange, there are no audits or other administrative or court proceedings pending, or claims asserted, for taxes or assessments upon Interchange or any of its Subsidiaries.

ARTICLE 4.12 Employee Benefit Plans.

(a) Interchange and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "Interchange Pension Plans"), as such term is defined in Section 3 of ERISA, and "employee welfare benefit plans" (the "Interchange Welfare Plans"), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither Interchange nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

(b) Each of the Interchange Pension Plans and each of the Interchange Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

(c) To the knowledge of Interchange, except with respect to customary health and disability benefits, there are no unfunded benefits obligations which are not accounted for by reserves shown on the Interchange Financial Statements and established under generally accepted accounting principles, or otherwise noted on such Interchange Financial Statements.

ARTICLE 4.13 Reports.

(a) Each communication mailed by Interchange to all of its stockholders since January 1, 1994, and each annual, quarterly or special report, and proxy statement as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

(b) Interchange and Bank have, since January 1, 1994, duly filed with the SEC, FDIC and FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, copies of which have been furnished by Interchange to Jersey.

ARTICLE 4.14 Compliance with Applicable Law. Interchange and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority or the AMEX relating to Interchange and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of Interchange and its Subsidiaries on a consolidated basis), and neither Interchange nor any of its Subsidiaries has received notice of violation of, nor does it know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business operations, assets or financial condition of Interchange and its Subsidiaries on a consolidated basis) of any of the above.

ARTICLE 4.15 Properties and Insurance.

(a) Interchange and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Interchange's consolidated balance sheet as of December 31, 1996, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1996). Interchange and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control in all material respects, all real property leased by them as presently occupied, used, possessed and controlled by them.

(b) The business operations and all insurable properties and assets of Interchange and its Subsidiaries are insured for their benefit against all risks which, in accordance with reasonably prudent business practice should be insured against, with such deductibles and against such risks and losses as are reasonably adequate for the business engaged in by Interchange and its Subsidiaries. As of the date hereof, Interchange has not received any notice of cancellation of or material amendment to any such insurance policy or bond and is not in default in any material respect under any such policy or bond, and, to the best of its knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

ARTICLE 4.16 Minute Books. The minute books of Interchange and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

ARTICLE 4.17 Environmental Matters. Except as disclosed in the Interchange Disclosure Schedule, neither Interchange nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Interchange or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Interchange or its Subsidiaries. Except as disclosed in the Interchange Disclosure Schedule, Interchange has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Interchange or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Interchange and its Subsidiaries on a consolidated basis.

ARTICLE 4.18 Reserves. The allowance for possible loan and lease losses in the September 30, 1997 Interchange Financial Statements was adequate based at the time upon past loan loss experiences and potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

ARTICLE 4.19 Certain Contracts. Neither Interchange nor any of its Subsidiaries are party to, or are bound by, any contract or understanding (i) which would prevent or impair the ability of Interchange and Bank to enter into this Agreement and consummate the transactions contemplated hereby, or (ii) as to which there is any default or threatened default by Interchange, its Subsidiaries or any other party to such contracts or understandings which would have a material adverse impact upon the business, operations, assets or financial condition of Interchange or any of its Subsidiaries.

ARTICLE 4.20 Disclosures. There are no material facts concerning the business, operations, assets or financial condition of Interchange which would have a material adverse effect on the business, operations or financial condition of Interchange which have not been disclosed to Jersey directly or indirectly by access to any filing by Interchange under the 1934 Act. No representation or warranty contained in Article 4 of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

ARTICLE 4.21 Duration of Warranties. All representations and warranties of Interchange under this Agreement shall survive for a period of four (4) years from the date of this Agreement, and shall thereafter expire and be of no further force or effect.

                                   ARTICLE 5

                            COVENANTS OF THE PARTIES

ARTICLE 5.1 Conduct of the Business of Jersey. During the period from the date of this Agreement to the Effective Time, Jersey shall conduct its business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of Interchange, which consent will not be unreasonably withheld. Jersey also shall use its best efforts to (i) preserve its business organization intact,
(ii) keep available to itself the present services of its employees and (iii) preserve for itself and Interchange the goodwill of its customers and others with whom business relationships exist, in each case provided that Jersey shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement.

ARTICLE 5.2 Negative Covenants and Dividend Covenants. Jersey agrees that from the date hereof to the Effective Time, except as otherwise approved by Interchange in writing, or as permitted or required by this Agreement or as contained in the Jersey Disclosure Schedule, it will not:

(a) change any provision of its Certificate of Incorporation or Bylaws or any similar governing documents;

(b) change the number of shares of its authorized capital stock or issue any more shares of Jersey Common Stock or Jersey Preferred Stock or other capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Jersey or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock;

(c) except for the declaration and payment of periodic cash dividends with respect to its capital stock in amounts not higher than the last paid dividend and paid no more frequently than once a calendar quarter, declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of such capital stock, or allow any optional purchases of capital stock under Jersey's Dividend Reinvestment and Stock Purchase Plan

(d) grant any severance or termination pay (other than pursuant to policies of Jersey in effect on the date hereof and disclosed to Interchange in the Jersey Disclosure Schedule or as agreed to by Interchange in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees except with respect to salary increases and bonuses for employees in the ordinary course of business and consistent with past practices and policies and in no event to exceed the amount of salary increases or bonuses paid in or with respect to 1997;

(e) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

(f) make any capital expenditures outside of the ordinary course of business other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair; provided, however that each individual expenditure shall not exceed $10,000 and the aggregate expenditures shall not exceed $25,000;

(g) file any applications or make any contract with respect to branching or site location or relocation;

(h) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

(i) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles; or

(j) agree to do any of the foregoing.

      In the event Jersey shall request the consent of Interchange to take some or all of the above proscribed actions, Interchange shall not unreasonably withhold or delay its consent.

ARTICLE 5.3 No Solicitation. Jersey shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Interchange) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Jersey (an "Acquisition

Transaction"). Notwithstanding the foregoing, Jersey may (i) enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Jersey, after consulting with counsel, determines that such discussions or negotiations should be commenced in the exercise of its fiduciary responsibilities or such information should be furnished in the exercise of its fiduciary responsibilities; and (ii) respond to inquiries from its shareholders in the ordinary course of business. Jersey will immediately communicate to Interchange the terms of any proposal, whether written or oral, which it may receive in respect of any Acquisition Transaction and the fact that it is having discussions or negotiations with, or supplying information to, a third party in connection with a possible Acquisition Transaction.

ARTICLE 5.4 Current Information. During the period from the date of this Agreement to the Effective Time, Jersey will, at the request of Interchange, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Interchange regarding Jersey's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, before granting any loan or extension of credit by renewal or otherwise where the amount in question exceeds $50,000, Jersey will send to Interchange a description (i.e., a copy of the loan documents) for each new loan or extension of credit, and each renewal of an existing loan or extension of credit. Without the prior written approval of Interchange, Jersey shall not grant (i) any new loan or extension of credit or (ii) any renewal of an existing loan or extension of credit which exceeds $50,000. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, Jersey will deliver to Interchange Jersey's call reports filed with the FDIC and Jersey's unaudited comparative statements of condition and related comparative statements of operations provided to the shareholders of Jersey and Interchange will deliver to Jersey Interchange's quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, Jersey will deliver to Interchange and Interchange will deliver to Jersey their respective Annual Reports.

ARTICLE 5.5 Access to Properties and Records; Confidentiality.

(a) Jersey shall permit Interchange and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors (collectively, "Representatives"), and Interchange and Bank shall permit Jersey and its Representatives reasonable access to their respective properties, and shall disclose and make available to Interchange and its Representatives or Jersey and its Representatives, as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which Interchange and its representatives or Jersey and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. The parties will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

      (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or commercial purposes or any other purpose not expressing permitted hereby. Each party hereto shall inform its Representatives of the terms of this Section 5.5. Any breach of this Section 5.5 by a Representative of a party hereto shall conclusively be deemed to be a breach thereof by such party. In the event that the Merger contemplated hereby does not occur or this Agreement is terminated, all documents, notes and other writings prepared by a party hereto or its Representatives based on information furnished by the other party, and all other documents and records obtained from another party hereto in connection herewith, shall be promptly destroyed. The obligation to keep such information confidential shall continue for five (5) years from the date the proposed Merger is abandoned but shall not apply to any information which the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; was then generally known to the public other than as a result of a disclosure by any party hereto or its Representative; became known to the public through no fault of the party receiving such information; or was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or disclosures pursuant to a legal, regulatory or examination requirement or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by this clause (ii) the disclosing party will give at least ten (10) days prior written notice of such disclosure to the other parties and shall not disclose any such information without an opinion of counsel supporting its position that such information must be disclosed.

(c) In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative's obligations hereunder, each party hereto shall be entitled to specific performance and injunctive and other equitable relief. Each party hereto waives, and agrees to use its best efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

(d) The parties agree that, in the event the merger is not consummated, for a period of five (5) years from the date hereof, except to the extent Interchange has the right to acquire Jersey Common Stock pursuant to the Interchange Stock Option, neither party nor any of their respective subsidiaries or affiliates will, unless invited (where such invitation is not directly or indirectly solicited by the invited party) by the other party's Board of Directors: (i) acquire, offer or propose to acquire, or agree or seek to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights or options to acquire any securities of the other party or any subsidiary or affiliate thereof, or of any successor to, or person in control of the other party, or any assets of the other party or any subsidiary or affiliate or division thereof or of any such successor or controlling person; (ii) enter into or agree, offer, propose or seek to enter into, or otherwise be involved in or part of, directly or indirectly, any acquisition transaction or other business combination relating to all or part of the other party or its subsidiaries or affiliates or any acquisition transaction for all or part of the assets of the other party or any subsidiary or affiliate of the other party or any of their respective businesses; (iii) make, or in any way participate in, directly or indirectly, any "solicitations" of "proxies" (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the other party; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 1934 Act) or in concert with others to influence or control the other party's management or policies; (iv) directly or indirectly enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities or propose any of such activities to any other person; (vii) advise, assist, encourage, act as a financing source for or otherwise invest in any other person in connection with any of the foregoing activities; or (viii) disclose any intention, plan or arrangement inconsistent with any of the foregoing. Each party agrees to promptly advise the other party of any inquiry or proposal made to it with respect to any of the foregoing. Each party also agrees that, during the five
(5) year period referred to in the second preceding sentence, neither it nor any of its subsidiaries or affiliates will (i) request the other party or its advisors, directly or indirectly, to (1) amend or waive any provisions of this paragraph (including this sentence); or (2) otherwise consent to any action inconsistent with any provision of this paragraph (including this sentence); or
(ii) make any initiative with respect to the other party or any of its subsidiaries or affiliates which could require the other party to make a public announcement regarding (1) such initiative; (2) any of the activities referred to in the second preceding sentence; (3) the possibility any similar transaction; or (4) the possibility of that party or any other person acquiring control of the other party, whether by means of a business combination or otherwise.

ARTICLE 5.6 Regulatory Matters.

(a) For the purposes of holding the meeting of Jersey stockholders and registering or otherwise qualifying under applicable federal and state securities laws Interchange Common Stock to be issued to Record Holders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Interchange of a Registration Statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act and applicable state securities laws and the rules and regulations thereunder. (Such proxy statement and prospectus in the form mailed by Jersey to the Jersey shareholders and optionees, together with any and all amendments and supplements thereto, is herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by Interchange under the 1933 Act with the SEC to register for sale the Interchange Common Stock to be issued to Record Holders and optionees, including the Proxy Statement/Prospectus, and the Proxy Statement for Interchange stockholders, if necessary, together with any and all amendments and supplements thereto, are referred to herein as the "Registration Statement"). Interchange and Jersey shall cooperate to allow the prompt filing of such Registration Statement.

(b) Interchange shall furnish information concerning Interchange as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Interchange, to comply with Section (a) hereof. Interchange agrees promptly to advise Jersey if at any time prior to the Jersey shareholder meeting referred to in Section 5.7 hereof, any information provided by Interchange in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Jersey with the information needed to correct such inaccuracy or omission. Interchange shall furnish Jersey with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Interchange, to comply with Section (a) after the mailing thereof to Jersey shareholders.

(c) Jersey shall furnish Interchange with such information concerning Jersey as is necessary in order to cause the Proxy Statement/Prospectus and Registration Statement, insofar as it relates to Jersey, to comply with Section (a) hereof. Jersey agrees promptly to advise Interchange if, at any time prior to the Jersey shareholder's meeting referred to in Section 5.7 hereof, information provided by Jersey in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Interchange with the information needed to correct such inaccuracy or omission. Jersey shall furnish Interchange with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus and Registration Statement, insofar as it relates to Jersey, to comply with Section (a) after the mailing thereof to Jersey shareholders.

(d) Interchange shall promptly make such filings as are necessary in connection with the offering of the Interchange Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of the Interchange Common Stock under applicable state securities laws at the earliest practicable date. Jersey shall promptly furnish Interchange with such information regarding the Jersey shareholders as Interchange requires to enable it to determine what filings are required hereunder. Jersey authorizes Interchange to utilize in such filings the information concerning Jersey provided to Interchange in connection with, or contained in, the Proxy Statement/Prospectus. Interchange shall furnish Jersey with drafts of all such filings, shall provide Jersey the opportunity to comment thereon, and shall keep Jersey advised of the status thereof. Interchange and Jersey shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, FRB and the Commissioner, and each of Interchange and Jersey shall promptly notify the other of all communications, oral or written, with the SEC, FRB and the Commissioner concerning the Registration Statement and the Proxy Statement/Prospectus.

(e) Interchange shall cause the Interchange Common Stock to be issued in connection with the Merger to be listed on the AMEX.

(f) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the Commissioner and FRB. The parties shall each have the right to review in advance and comment on all information relating to the other, as the case may be, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. Interchange and Bank shall cause their applications to the Commissioner and FRB to be filed (i) within 60 days of the date hereof, so long as Jersey provides all information necessary to complete the application within 45 days of the date hereof, or (ii) within 15 days after all such information is provided, if Jersey does not provide all such information within such 45 day period. Interchange shall provide to Jersey drafts of all filings and applications referred to in this Section (f) and shall give Jersey the opportunity to comment thereon prior to their filing.

(g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

ARTICLE 5.7 Approval of Stockholders. Jersey will (a) take all steps reasonably necessary duly to call, give notice of, convene and hold a meeting of the stockholders of Jersey as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (b) subject to the Board of Directors of Jersey exercising its fiduciary duties, after consultation with counsel, with respect to any unsolicited Acquisition Transaction, recommend to the stockholders of Jersey the approval of this Agreement and the transactions contemplated hereby and use its best efforts to obtain, as promptly as practicable, such approval, and (c) cooperate and consult with Interchange with respect to each of the foregoing matters. Each director of Jersey has executed this Agreement confirming that each director agrees to vote his or her shares to approve the Merger.

ARTICLE 5.8 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all reasonable costs and damages related thereto.

ARTICLE 5.9 Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance. Unless required by a court of competent jurisdiction or a regulatory body having regulatory jurisdiction over the party proposing to make disclosure, no public disclosure shall be made without the prior written approval of the CEO or CFO of Interchange provided that prior to making any public disclosure regarding the Merger, Interchange shall provide the Chairman of the Board of Directors of Jersey with a copy of the proposed public disclosure and allow him the opportunity to comment.

ARTICLE 5.10 Failure to Fulfill Conditions. In the event that Interchange or Jersey determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to November 30, 1998, and that it will not waive that condition, it will promptly notify the other party. Jersey and Interchange will promptly inform the other of any facts applicable to Jersey or Interchange, respectively, or their respective directors, officers or Subsidiaries, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

ARTICLE 5.11 Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article
ARTICLE 6, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

ARTICLE 5.12 Indemnification and Insurance. Interchange agrees that it will, or if it is not permitted to do so under applicable law, it will cause Bank to, after the Effective Time, and to the extent permitted by applicable law, provide to the former and then current directors and officers of Jersey indemnification equivalent to that provided by the Certificate of Incorporation and By-laws of Jersey with respect to acts or omissions occurring prior to the Effective Time, whether asserted prior to or after the Effective Time, including without limitation, the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time, or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved. Jersey shall purchase, at the expense of Interchange, continuation coverage for a period of up to six years (as determined by Interchange in light of costs) following consummation of the Merger under the policy of Directors and Officers Liability Insurance Jersey currently has.

ARTICLE 5.13 Pooling and Tax-Free Reorganization Treatment. Neither Interchange nor Jersey shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Interchange and Jersey acknowledge that Interchange requires the transaction to be accounted for as a "pooling" transaction, as a condition of the deal.

ARTICLE 5.14 Affiliates.

(a) Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, (i) Jersey shall deliver to Interchange (x) a letter identifying all persons who, to the knowledge of Jersey, may be deemed to be "affiliates" of Jersey under Rule 145 of the 1933 Act, including without limitation all directors and executive officers of Jersey and (y) a letter identifying all persons who, to the knowledge of Jersey, may be deemed to be "affiliates" of Jersey as that term is used for purposes of qualifying for "pooling of interests" accounting treatment; and (ii) Interchange shall identify to Jersey all persons who, to the knowledge of Interchange, may be deemed "affiliates" of Interchange as that term is used for purposes of qualifying for "pooling of interests" accounting treatment.

(b) Each person who may be deemed an affiliate of Jersey (under either Rule 145 of the 1933 Act or the accounting treatment rules) shall execute a letter substantially in the form of Schedule 5.14 hereto agreeing to be bound by the restrictions of Rule 145, as set forth in Schedule 5.14 and agreeing to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting purposes. In addition, Interchange shall cause its affiliates (as that term is used for purposes of qualifying for pooling of interests) to execute a letter within two weeks of the date hereof, in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment.

ARTICLE 5.15 Compliance with the Industrial Site Recovery Act. Jersey, at its sole cost and expense, shall obtain prior to the Effective Time, either: (a) a Letter of Non-Applicability from the New Jersey Department of Environmental Protection and Energy ("NJDEPE") stating that none of the facilities located in New Jersey owned or operated by Jersey (each, a "Facility") is an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); (b) a Remediation Agreement issued by the NJDEPE pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or (c) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEPE advising that the requirements of ISRA have been satisfied with respect to each Facility subject to ISRA. In the event Jersey obtains a Remediation Agreement, Jersey will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEPE's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

ARTICLE 5.16 Agreement Concerning Termination of Employment. Within 30 days of the Closing, in cancellation of their respective employment agreements and as a full release for all other severance and similar payments due either of them from Jersey or claims against Jersey, Interchange shall pay (i) Britt the sum of $362,400, and (ii) Ledgerwood the sum of $227,600; provided, however, that such sums may be reduced or increased, at the option and at the direction of Jersey, so that the total amount paid to Britt and Ledgerwood is $1 less than the amount that would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder. Such sums shall be paid into trusts established for the benefit of each of Britt and Ledgerwood at a financial institution(s) located in the State of New Jersey and selected by Britt and Ledgerwood; provided, however, that Britt and Ledgerwood shall each be responsible for the expenses related to the establishment and maintenance of their respective trust. Said trusts will in turn make payment to the respective beneficiary over a three year period consistent with Jersey's current payroll periods.

                                   ARTICLE 6

                               CLOSING CONDITIONS

ARTICLE 6.1 Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

      (a) Approval of Stockholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Jersey and, if necessary, Interchange. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, the issuance of the Interchange Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws and the Interchange Common Stock to be issued in connection with the Merger shall have been approved for listing on the AMEX.

      (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the Commissioner and FRB) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of Jersey, taken as a whole, to Interchange. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired. For purposes of the foregoing, any matter involving 10% or more of the capital of Jersey shall be regarded as materially impairing the value of Jersey.

      (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Interchange or Jersey determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

      (d) Tax Free Exchange. Interchange and Jersey shall have received an opinion, satisfactory to Interchange and Jersey, of Norris, McLaughlin & Marcus, P.A., counsel for Interchange, based on appropriate representations from the parties, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to Interchange, Jersey or Bank or to the shareholders of Jersey who exchange their shares of Jersey for Interchange Common Stock (except to the extent that cash is received in lieu of fractional shares of Interchange Common Stock).

ARTICLE 6.2 Conditions to the Obligations of Interchange Under this Agreement. The obligations of Interchange under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

      (a) Representations and Warranties; Performance of Obligations of Jersey. The representations and warranties of Jersey contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Jersey shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Jersey Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Jersey Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates; provided, however, even if any facts disclosed in such supplement or amendment either alone, or together with any other supplements or amendments to the Jersey Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates, if the facts will not materially impair the value of Jersey, taken as a whole, to Interchange, Interchange will not unreasonably refuse to waive the foregoing condition if such waiver is requested by Jersey. For purposes of the foregoing, any matter involving 10% or more of the capital of Jersey shall be regarded as materially impairing the value of Jersey.

(b) Opinion of Counsel. Interchange shall have received an opinion of counsel to Jersey, dated the date of the Closing, in form and substance reasonably satisfactory to Interchange covering the matters set forth in Schedule 6.2.

(c) Pooling of Interests. The Merger shall be qualified to be treated by Interchange as a pooling-of-interests for accounting purposes.

(d) Certificates. Jersey shall have furnished Interchange with such certificates of its officers or others (without personal liability) and such other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as Interchange may reasonably request.

(e) Conversion of Jersey Preferred Stock. Each holder of Jersey Preferred Stock shall have either (i) timely executed and delivered to Interchange, the Conversion Agreement (which may result in such holder exercising dissenters' rights as afforded thereunder), or (ii) been ordered (by a final and non-appealable order) by a court of competent jurisdiction to either (aa) convert all his, her or its shares of Jersey Preferred Stock in a manner consistent with the Conversion Agreement, or (bb) exercise such holder's dissenters' rights provided to the holder under Section 2.4 of this Agreement.

ARTICLE 6.3 Conditions to the Obligations of Jersey Under this Agreement. The obligations of Jersey under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties; Performance of Obligations of Interchange. The representations and warranties of Interchange contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Interchange and Bank shall have performed in all material respects, the agreements, covenants and obligations to be performed by them prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Interchange Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Interchange Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

(b) Opinion of Counsel to Interchange. Jersey shall have received an opinion of counsel to Interchange, dated the date of the Closing, in form and substance reasonably satisfactory to Jersey, covering the matters set forth in Schedule 6.3.

(c) Fairness Opinion. Jersey shall have received an opinion from Financial Advisor as of the date the Proxy Statement/Prospectus is mailed to Jersey's stockholders, to the effect that, in its opinion, the consideration to be paid to stockholders of Jersey hereunder is fair to such stockholders.

(d) Certificates. Interchange shall have furnished Jersey with such certificates of its officers or others (without personal liability) and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Jersey may reasonably request.

                                   ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

ARTICLE 7.1 Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of
Jersey:

      (a) By mutual written consent of the parties hereto.

      (b) By Interchange or Jersey if the Effective Time shall not have occurred on or prior to November 30, 1998, or (ii) if a vote of the stockholders of Jersey or, if necessary, of Interchange, is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time.

(c) By Interchange or Jersey upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Interchange upon written notice to Jersey if any such application is approved with conditions which materially impair the value of Jersey, taken as a whole, to Interchange, unless any such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Date. For purposes of the foregoing, any matter involving 10% or more of the capital of Jersey shall be regarded as materially impairing the value of Jersey.

      (d) By Interchange if there shall have occurred a material adverse change in the business, operations, assets, or financial condition of Jersey from that disclosed by Jersey on the date of this Agreement, or there was a material breach in any representation, warranty, covenant, agreement or obligation of Jersey hereunder and such material breach(es), taken alone or in the aggregate, will result in a material adverse effect on the business, operations, assets or financial condition of Jersey.

      (e) By Jersey, if there shall have occurred a material adverse change in the business, operations, assets or financial condition of Interchange, Bank or Interchange and its Subsidiaries on a consolidated basis from that disclosed by Interchange on the date of this Agreement; or there was a material breach in any representation, warranty, covenant, agreement or obligation of Interchange hereunder and such material breach(es), taken alone or in the aggregate, will result in a material adverse effect on the business, operations, assets or financial condition of Interchange.

      (f) By Interchange or Jersey if any condition to Closing specified under
Article VI hereof applicable to such party cannot reasonably be met after giving the other party a reasonable opportunity to cure any such condition.

      (g) By Interchange if any supplemental Disclosure Schedule provided by Jersey after the date hereof discloses facts materially and substantially adverse to the business, operations or future prospects of Jersey; or

      (h) By Jersey if any supplemental Disclosure Schedule provided by Interchange after the date hereof discloses facts materially adverse to the business, operations, assets or future prospects of Interchange; or

      (i) By Interchange if all the holders of Jersey Preferred Stock do not enter into the Conversion Agreement within 60 days after the execution of this Agreement by the parties, except that Interchange cannot terminate this Agreement under this Section 7.1(i) if, after the expiration of such 60 day period, Jersey has brought an action(s) in a court of competent jurisdiction to require the holders of Jersey Preferred Stock who have not executed and delivered to Interchange the Conversion Agreement to either (i) convert their shares of Jersey Preferred Stock into Jersey Common Stock in a manner consistent with the Conversion Agreement, or (ii) exercise their dissenters' rights provided to them by Section 2.4 of this Agreement.

ARTICLE 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement by either Interchange or Jersey pursuant to
Section 7.1, this Agreement (except the provisions of Section 5.5(b) and Section 5.5(d) hereof) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders, except as set forth in Section 7.3 and further provided that the limit of liability set forth in this Section 7.2 and in Section 7.3 shall not affect the validity or enforceability of the Stock Option Agreement.

ARTICLE 7.3 Fees, Expenses and Liabilities.

(a) Except as otherwise set forth expressly in this Agreement, including the exceptions set forth this Section 7.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs; provided, however, that Interchange and Jersey shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement/Prospectus (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements. Interchange shall pay the filing fees applicable to the Registration Statement, and Jersey shall pay the filing fees applicable to the Proxy Statement/Prospectus.

(b) Interchange acknowledges that Jersey will be expending substantial sums in performing under this Agreement and in contemplation of the transaction contemplated hereby and, further, that the efforts necessary to bring the transaction contemplated herein to conclusion may result in the officers and directors of Jersey being unable to pursue possible business opportunities arising during the term of this Agreement. In the event this Agreement is terminated as a result of a material breach of this Agreement by Interchange, Interchange shall pay Jersey as liquidated damages the sum of $500,000. Interchange acknowledges that actual damages to Jersey as a result of a material breach of this Agreement by Interchange would be difficult or impossible to calculate, and Interchange further agrees that such sum represents a reasonable attempt to calculate damages resulting from the overall impact of termination of the transaction upon Jersey, and that the same does not constitute, nor is it intended to constitute, a penalty. Jersey agrees that such sum will be Jersey's exclusive remedy for Interchange's material breach of this Agreement.

(c) If a third party makes an unsolicited offer to Jersey (and Jersey is able to sustain the burden of proving by a preponderance of the evidence that the offer was unsolicited) for an Acquisition Transaction and the Board of Directors of Jersey, after consulting with counsel, determines that such unsolicited offer should be considered or recommended by the Board of Directors of Jersey in the exercise of its fiduciary responsibilities, and the Closing does not occur on or before November 30, 1998 and/or the Agreement is terminated by Jersey solely because of such unsolicited offer, Jersey shall promptly reimburse Interchange for all reasonable costs and expenses incurred by Interchange for itself and on behalf of Bank in connection with this Agreement and the transactions contemplated hereby (including legal and accounting fees and disbursements of advisors). Such reimbursement of reasonable costs and expenses shall be Interchange's and Bank's exclusive remedy so long as (i) Jersey satisfies its burden to prove that such offer was unsolicited, and (ii) the Closing does not occur on or before November 30, 1998 and/or the Agreement is terminated by Jersey solely because of such unsolicited offer.

(d) If Jersey materially breaches this Agreement, Interchange and/or Bank may bring suit against Jersey, including the right to seek Jersey's specific performance of the transactions contemplated by this Agreement. Further, if specific performance is not ordered or Interchange and/or Bank does not seek specific performance, Interchange and/or Bank may make a claim for money damages suffered by Interchange and/or Bank as a result of Jersey's material breach of this Agreement, including without limitation all damages, reasonable costs and expenses incurred by Interchange and Bank in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses), as provided by law; provided, however, that Interchange and the Bank may not recover such money damages of any nature in excess of $2,000,000 in the aggregate.

(e) If the Closing does not occur on or before November 30, 1998 because the Closing condition specified in Section 6.2(e) has not been satisfied, Jersey shall not be deemed to have committed a material breach of this Agreement as specified in Section 7.3(d), but Jersey shall nonetheless in such case promptly reimburse Interchange for all reasonable costs and expenses incurred by Interchange for itself and on behalf of Bank in connection with this Agreement and the transactions contemplated hereby (including legal and accounting fees and disbursements of advisors) and such reimbursement shall be Interchange's and Bank's exclusive remedy so long as (i) Jersey has used its best efforts to obtain the fulfillment of the Section 6.2(e) Closing condition, and (ii) the Closing does not occur on or before November 30, 1998 solely because the Section 6.2(e) Closing condition has not been satisfied. If Jersey fails to use its best efforts to obtain the timely fulfillment of the 6.2(e) Closing condition, such failure shall be deemed to be a material breach of this Agreement by Jersey. For the purposes of this Section 7.3(e), best efforts shall mean timely distribution of the Conversion Agreement to the Jersey Preferred Stockholders and timely institution of litigation as long as such litigation is diligently prosecuted.

ARTICLE 7.4 Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Jersey but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the shareholders of Jersey without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Interchange and Jersey.

ARTICLE 7.5 Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, extend the time for the performance of any of the obligations or other acts of the other parties hereto; waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                                   ARTICLE 8

                                  MISCELLANEOUS

ARTICLE 8.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:

                  If to Interchange:

                           Interchange Financial Services Corporation
                           Park 80 West, Plaza Two
                           Saddle Brook, New Jersey 07662
                           Attn.: Anthony S. Abbate, President & CEO

                  With a copy to:

                           Norris, McLaughlin & Marcus, P.A.
                           721 Route 202-206
                           P.O. Box 1018
                           Somerville, New Jersey 08876
                           Attn.: Peter D. Hutcheon, Esq.

                  If to Jersey:

                           The Jersey Bank For Savings
                           2-8 South Kinderkamack Road
                           Montvale, New Jersey 07645-0333
                           Attn.: Clyde Britt, President & CEO

                  With a copy to:

                           Beattie Padovano
                           50 Chestnut Ridge Road
                           P.O. Box 244
                           Montvale, New Jersey 07645-0244
                           Attn: Adolph A. Romei, Esq.

                           Sills, Cummis, Zuckerman, Radin, Tischman,
                              Epstein & Gross, P.A.
                           One Riverfront Plaza
                           Newark, New Jersey 07102-5400
                           Attn: Victor H. Boyajian, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so delivered or telecopied and mailed.

ARTICLE 8.2 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement may be made except upon the written consent of the other parties hereto. No person or entity shall be deemed a third-party beneficiary under this Agreement, other than current and former directors and officers of Jersey with respect to Section 5.12 hereof

ARTICLE 8.3 Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral with respect thereto, except that the Confidentiality Agreement dated November 3, 1997 between Interchange and Jersey remains in effect until the first to occur of the Effective Time or the termination of this Agreement.

ARTICLE 8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall bc considered one and the same agreement and each of which shall be deemed an original.

ARTICLE 8.5 Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflict of laws thereof.

ARTICLE 8.6 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

      IN WITNESS WHEREOF, Interchange, Bank and Jersey have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written and each of the directors of Jersey has joined in this Agreement as set forth below.

ATTEST                                      INTERCHANGE FINANCIAL SERVICES
CORPORATION

/s/ Anthony Labozzetta                      /s/ Anthony S. Abbate
-----------------------------               ------------------------------------
Anthony Labozzetta                          Anthony S. Abbate,
Secretary                                   President and CEO

ATTEST                                      THE JERSEY BANK FOR SAVINGS

/s/ William C. Ledgerwood                   /s/ Clyde Britt
-----------------------------               ------------------------------------
William C. Ledgerwood                       Clyde Britt
Secretary                                   President and CEO

ATTEST                                      INTERCHANGE STATE BANK

/s/ Anthony Labozzetta                      /s/ Anthony S. Abbate
-----------------------------               ------------------------------------
Anthony Labozzetta                          Anthony S. Abbate,
Secretary                                   President and CEO

                             EXHIBIT A (page 1 of 1)

Jersey's Principal Office

2-8 South Kinderkamack Road
at Grand Avenue
Montvale, New Jersey 07645

Jersey's Branch Office

876 Kinderkamack Road
River Edge, New Jersey 07661

                             EXHIBIT B (page 1 of 2)

Bank's Principal Office

Park 80 West -- Plaza Two
Saddle Brook, New Jersey 07663

Bank's Branch Offices (11)

1. 200 Floral Lane, Saddle Brook, New Jersey 07633

2. 444 Boulevard, Elmwood Park, New Jersey 07407

3. 784 Franklin Avenue, Franklin Lakes, New Jersey 07417

4. 351 Midland Avenue, Garfield, New Jersey 07026

5. 321 Broadway Plaza, Hillsdale, New Jersey 07642

6. 225 Main Street, Little Ferry, New Jersey 07643

7. 185 Garibaldi Avenue, Lodi, New Jersey 07644

8. 3 Post Road, Oakland, New Jersey 07436

9. 165 Kinderkamack Road, Park Ridge, New Jersey 07656

10. 250 West Passaic Street, Rochelle Park, New Jersey 07622

11. 590 Pascack Road, Washington Township, New Jersey 07675

Surviving Bank's Principal Office

Park 80 West -- Plaza Two
Saddle Brook, New Jersey 07663

Surviving Bank's Branch Offices (there will be 13 branch offices)

1. 200 Floral Lane, Saddle Brook, New Jersey 07633

2. 444 Boulevard, Elmwood Park, New Jersey 07407

3. 784 Franklin Avenue, Franklin Lakes, New Jersey 07417

4. 351 Midland Avenue, Garfield, New Jersey 07026

                             EXHIBIT B (page 2 of 2)

5. 321 Broadway Plaza, Hillsdale, New Jersey 07642

6. 225 Main Street, Little Ferry, New Jersey 07643

7. 185 Garibaldi Avenue, Lodi, New Jersey 07644

8. 3 Post Road, Oakland, New Jersey 07436

9. 165 Kinderkamack Road, Park Ridge, New Jersey 07656

10. 250 West Passaic Street, Rochelle Park, New Jersey 07622

11. 590 Pascack Road, Washington Township, New Jersey 07675

12. 2-8 South Kinderkamack Road at Grand Avenue, Montvale,
       New Jersey 07645- 0333

13. 876 Kinderkamack Road, River Edge, New Jersey 07661

Directors of the Surviving Bank

Anthony S. Abbate
Anthony D. Andora
Donald L. Correll
Anthony R. Coscia
John J. Eccleston
David R. Ficca
James E. Healey
Nicholas R. Marcalus
Eleanore S. Nissley
Jeremiah F. O'Connor
Robert P. Rittereiser
Benjamin Rosenzweig
Richard A. Gilsenan
Arthur R. Odabash

Officers of the Surviving Bank

Anthony S. Abbate, President and CEO
Frank R. Giancola, Senior Vice President, Operations
Anthony Labozzeta, Executive Vice President and CFO
Richard N. Latrenta, Senior Vice President, Retail Banking
Patricia Arnold, Senior Vice President, Commercial Banking

                                    EXHIBIT C

                              Conversion Agreement

                                                            ______________, 1998

The Jersey Bank For Savings
2-8 South Kinderkamack Road
Montvale, New Jersey 07645

Gentlemen:

      Reference is made to (i) the Agreement and Plan of Merger, dated as of January __, 1998 (the "Merger Agreement"), among Interchange Financial Services Corporation ("Interchange"), Interchange State Bank ("Bank") and The Jersey Bank For Savings ("Jersey"), pursuant to which Jersey will be merged into Bank (the "Merger"); and (ii) the Certificate of Amendment to the Certificate of Incorporation of Jersey filed with the New Jersey Department of Banking on May 14, 1993 (the "Amendment"), pursuant to which Jersey authorized the issuance of the Jersey Preferred Stock (as such term is defined in the Merger Agreement). All capitalized terms used herein, unless otherwise defined herein, shall have the same meaning as if used in the Merger Agreement.

      The undersigned, a holder of record of ______________ shares of Jersey Preferred Stock, who expects to derive substantial benefit from the Merger, in order to induce Interchange, Bank and Jersey to consummate the Merger, hereby agrees to convert each share of Jersey Preferred Stock into .8695 shares of Jersey Common Stock.

      I understand that Jersey requires that I deliver this Agreement to Interchange before the close of business on Friday, February 27, 1998.

      1. Agreement to Convert. Subject to Section 3 of this Agreement, pursuant to and accordance with the Amendment, I agree that each of my shares of Jersey Preferred Stock (except for shares of my Jersey Preferred Stock which I have previously converted) shall immediately prior to the Effective Time automatically be converted into .8695 shares of Jersey Common Stock. I understand that I will not receive any fractional share resulting from such conversion, but in lieu thereof, you will pay me a sum equal to the Average Closing Price multiplied by such fraction of a whole share of Jersey Common Stock.

      2. Representations Concerning this Agreement. I now hold and will continue to hold (until my shares are converted hereunder) my shares of Jersey Preferred Stock free and clear of any liens, encumbrances, charges, restrictions or rights of third parties and my entering into and performance of this Agreement will not violate or conflict with any other agreement, court order, instrument, judgment, order or decree by which I or any of my shares of Jersey Preferred Stock are bound.

      3. Right to Dissent. If I timely execute and deliver this Agreement to Interchange, I will have a right to dissent to the consummation of the Merger and receive a cash payment equal to the fair value of the shares of Jersey Common Stock that I would receive under this Agreement. I understand that fair value will be determined by an appraisal proceeding supervised by a court of competent jurisdiction. I also understand that Jersey will deliver to me a copy of the Proxy Statement\Prospectus when such Proxy Statement\Prospectus is delivered to the Jersey Common Stockholders and that I will have adequate opportunity to review the Proxy Statement\Prospectus prior to the expiration of my right to dissent to the Merger and seek a cash payment for my shares. Unless I waive my right to dissent and seek such cash payment, such right shall continue after the delivery of the Proxy/Statement Prospectus and until the third day prior to the day fixed for the meeting of the Jersey Common Stockholders to vote on the Merger, as set forth in the Proxy Statement\Prospectus.

      4. Acknowledgment of Receipt of Information and Effect of Merger. I acknowledge that I have received copies of and have read the Amendment and the Merger Agreement, together with all exhibits and disclosure schedules attached thereto. I also have received copies and read each of the following: the Annual Report of Interchange on Form 10-K for the year ended December 31, 1996, the Quarterly Reports on Form 10-Q for the Quarters ended March 31, June 30 and September 30, 1997 and the Proxy Statement for the 1997 Annual Meeting of Interchange. I have had adequate opportunity to consult with my advisers concerning any questions I might have regarding the conversion of my shares of Jersey Preferred Stock or the Merger and I understand that, at the Effective Time, each share of Jersey Common Stock received from the conversion of my shares of Jersey Preferred Stock shall be automatically converted into one (1) share of Interchange Common Stock.

              _____________________________________________________
              (sign exactly the same as shares are held of record)

              Please print name:

                                    EXHIBIT D

                                     OMITTED